Exhibit 10.15

Executive Officer Compensation Summary

Voyager Pharmaceutical Corporation’s (the “Company’s”) executive officers consist of: (i) Patrick S. Smith, President and Chief Executive Officer; (ii) Richard L. Bowen, M.D., Chairman of the Board and Chief Scientific Officer; (iii) David J. Corcoran, Executive Vice President and Chief Financial Officer; (iv) Sheldon Goldberg, Senior Vice President of Corporate Development; (v) Michael J. Giannini, Vice President of Business Operations; (vi) Timothy J. Creech, Vice President of Finance and Chief Accounting Officer; (vii) Steven J. Fiander, Vice President of Sales and Marketing; (viii) Maynard E. Lichty, Vice President of Manufacturing and Technical Operations; (ix) Laurence C. Tusick, Vice President of Sales and Marketing; and (x) Barbra J. LaPlante, Vice President of Clinical Operations.

The compensation structure for executive officers of the Company currently consists of two components: base salary and stock options. The Company does not have employment arrangements with any of its executive officers, except for Sheldon Goldberg and Michael J. Giannini.

The Company’s board of directors approved the following fiscal year 2005 base salaries for the executive officers named below:

Name and Principal Position	Base Salary

Patrick S. Smith	$385,000

Richard L. Bowen, M.D.	$330,000

David J. Corcoran	$295,000

Sheldon Goldberg	$300,000

Michael J. Giannini	$250,000

Timothy J. Creech	$220,000

Steven J. Fiander	$220,000

Maynard E. Lichty	$170,000

Laurence C. Tusick	$210,000

Barbra J. LaPlante	$190,000